Exhibit 2

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (the “Agreement”) is made and entered into as of March 15, 2017 between JAKKS Pacific, Inc., a Delaware corporation (the “Company”), and Hongkong Meisheng Culture Company Ltd., a company incorporated in Hong Kong (the “Investor”).

RECITALS:

A.     The Investor desires to invest to US Dollars (“USD”) 19,311,200.00 (the “Investment Amount”) in the Company’s Common Stock, par value $.001 per share (“Common Stock”), at a per share purchase price equal to USD 5.275.

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1.       Purchase and Sale.

(A)       Subscription. Upon the terms and subject to the conditions set forth herein, the Investor hereby subscribes for and agrees to purchase, and the Company does hereby agree to sell to the Investor and deliver to the Investor 3,660,891 shares (the “Shares”) of the Company’s Common Stock for a per share purchase price equal to USD 5.275 resulting in a total purchase price of USD 19,311,200.00 (the “Purchase Price”.)

(B)       Closing and Payment. The closing of the purchase and sale of the Shares (“Closing”) is subject to the following conditions (the “Investor Closing Conditions”): the approval of the execution and delivery of this Agreement, the Registration Rights Agreement and the consummation of transactions contemplated hereby (including the appointment of the Investor’s nominee Mr. Xiaoqiang Zhao (the “Nominee”) as a member of the Board of Directors of the Company (the “Board”), provided the Director Background Condition (as hereafter defined) is satisfied) by the shareholders of Meisheng Cultural & Creative Corp., Ltd., the parent company of the Investor (the “Investor Shareholder Approval”). The Investor will give prompt notice to the Company of the satisfaction of the Investor Closing Conditions. The Closing will occur within three (3) business days after the date on which the Investor Closing Conditions and the Director Background Condition are satisfied (the “Closing Date”) and on the Closing Date the Investor will deliver the Purchase Price in USD to the Company by wire transfer to the account designated by the Company.

(C)       Share Certificates. Promptly after delivery of the Purchase Price the Company (but in any event within one (1) business days thereafter) will instruct its transfer agent to issue certificates to the Investor representing the Shares. The certificates representing the Shares shall have been duly signed and have endorsed thereon a legend in substantially the following form: “The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”.) They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective Registration Statement for the Shares under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required.”

(D)       Registration Rights Agreement. Concurrently with the Closing, the Investor and the Company shall execute a Registration Rights Agreement in the form annexed (the “Registration Rights Agreement”.)

2.       Representations and Warranties of the Investor. The Investor represents and warrants as follows:

(A)       Federal Securities Laws Matters. The Investor acknowledges that (i) the Shares have not been registered under the Securities Act of 1933 (the “Securities Act”); (ii) the Shares must be held indefinitely and the Investor must continue to bear the economic risk of the investment therein, unless such Shares are subsequently registered under the Securities Act, or an exemption from such registration (including Rule 144 promulgated under the Securities Act, “Rule 144”) is available; (iii) a restrictive legend shall be placed on the certificate(s) representing the Shares as

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set forth above; and (v) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer.

(B)       Investor Status. (i) The Investor is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act and (ii) (A) the Investor's financial situation is such that the Investor can afford to bear the economic risk of investing in the Company for an indefinite period of time, (B) the Investor can afford to suffer complete loss of its investment in the Shares, (C) the Investor's knowledge and experience in financial and business matters are such that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Shares, and (D) the Investor understands and has taken cognizance of all the risk factors related to the purchase of the Shares.

(C)       Due Execution and Delivery. The Investor has duly executed and delivered this Agreement and has executed, or will execute, the Registration Rights Agreement; this Agreement and, when executed, the Registration Rights Agreement, constitute legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms; and, other than (i) the Investor Shareholder Approval, (ii) any filing and/or disclosure may be required by the China Securities Regulatory Commission and the stock exchange on which shares of the parent company of the Investor are listed (the “Securities Filing”) and (iii) filing with relevant Chinese authorities in respect of overseas investment by a Chinese person (the “Overseas Investment Filing”), no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement or the Registration Rights Agreement, or the performance of the Investor's obligations hereunder or thereunder.

(D)       Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement Investor hereby confirms, that the Shares to be purchased by Investor will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents and warrants that the Investor does not have any contract, undertaking, agreement or arrangement with any Person (as hereafter defined) or any other third party to sell, transfer, pledge or grant participations to such Person to any other third party, with respect to any of the Shares.

(E)       Certain Transactions. The Investor has not, during the seven (7) days prior to the date of this Agreement, directly or indirectly traded in the Common Stock or established any hedge or other position in the Common Stock or any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock, that is outstanding on the date of this Agreement and that is designed to or could reasonably be expected to lead to or result in a direct or indirect sale, offer to sell, solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock or other securities of the Company by the Investor or any other Person. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

(F)       Acknowledgment Regarding Investor’s Purchase of Shares. The Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions

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contemplated hereby and thereby and as of the date hereof, (i) the Investor is not an “affiliate” of the Company (as defined in Rule 144), and (ii) the Investor is not a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). Neither the Investor nor any of its affiliates (as such term is defined below) own any Common Stock or other securities of the Company except for: 1,578,647 shares of Common Stock.

(G)       Further Representations by Foreign Investors. If the Investor is not a United States person, the Investor hereby represents and warrants that he or she or it has satisfied himself or herself or itself as to the full observance of the laws of his or her or its jurisdiction in connection with any commitment, understanding or agreement to purchase the Shares, including (a) the legal requirements within his jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, and (c) any governmental or other consents that may need to be obtained (other than (i) the Investor Shareholder Approval, (ii) the Securities Filing, and (iii) the Overseas Investment Filing). The Investor’s purchase and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of his or her or its jurisdiction. No governmental authority or affiliate of any governmental authority has any direct or indirect ownership or other beneficial interest in Investor or will have any direct or indirect ownership or other beneficial interest in the Shares.

3.       Representations and Warranties of the Company. The Company represents and warrants as follows:

(A)       Organization Form. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports (as defined below).

(B)       Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to carry out the transactions contemplated hereby, including all requisite power and authority to issue the Shares. The Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and free and clear of any mortgage, pledge, security interest, encumbrance, deposit agreement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement). The holders of outstanding shares of Common Stock are not entitled to statutory, preemptive or other similar contractual rights to subscribe for shares of Common Stock; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities of the Company or equity interests in the Company are outstanding except as described in the Company’s SEC Reports. The term “SEC Reports” means all documents and other materials including the exhibits thereto and documents incorporated by reference therein, filed by the Company or on its behalf under the Exchange Act.

(C)       Actions Authorized. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(D)       Due Execution and Delivery. The Company has duly executed and delivered this Agreement and the Company has executed, or will execute, and the Registration Rights Agreement; this Agreement constitutes a legal, valid and binding obligation of the Company and, when executed, the Registration Rights Agreement will constitute legal, valid and binding obligations of the Company, each enforceable in accordance with their respective terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court,

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governmental authority or third person is required to be obtained by the Company in connection with the execution and delivery of this Agreement, or by the Company, other than the receipt by the Board of a satisfactory background check regarding the Nominee (the “Director Background Condition”), and filing by the Company of 15 days’ prior notice to the NASDAQ Stock Market of the issuance of the Shares, in connection with the execution and delivery of the Registration Rights Agreement or the performance of the Company's obligations hereunder or thereunder. The Company will give prompt notice to Investor when the Director Background Check is satisfied.

(E)       No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will conflict with the (i) certificate of incorporation or by-laws of the Company, (ii) any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation applicable to the Company or its subsidiaries or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or (iii) result in any breach of, or constitute a default under any contract, agreement or instrument to which the Company is a party or by which it or any of its assets is bound, except in the case of clauses (ii) and (iii) for such conflict, breach, violation or default that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, management, consolidated financial position, stockholders’ equity or prospects of the Company and its subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated by this Agreement on a timely basis (a “Material Adverse Effect”).

(F)       NASDAQ Stock Market Compliance. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the United States Securities and Exchange Act of 1934 (the “Exchange Act”) and is listed or quoted on the NASDAQ Global Select Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Principal Market, nor has the Company received any notification that the United States Securities and Exchange Commission (the “SEC”) or the Principal Market is contemplating terminating such registration or listing.

(G)       SEC Reports. The Company has filed in a timely manner all SEC Reports that the Company was required to file under the Exchange Act during the 36 months preceding the date of this Agreement.

(H)       Compliance with Law. The Company and its subsidiaries and all of their respective properties and facilities are in compliance in all material respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, except, in any case, where failure to comply could not reasonably be expected to have a Material Adverse Effect.

(I)       Capitalization. The authorized equity capitalization of the Company is as set forth in the SEC Reports; as of the date of this Agreement, prior to the issuance and sale of the Shares, as contemplated hereby, the issued and outstanding shares of Common Stock is 23,208,535 and 6,258,985 shares of Common Stock are issuable upon conversion of the Company’s 2018 convertible senior notes, 11,725,027 shares of Common Stock are issuable upon conversion of the Company’s 2020 convertible senior notes, and 1,500,000 shares of Common Stock are issuable upon exercise of the Company’s outstanding warrants, 1,011,109 shares of Common

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Stock are issuable under restricted stock agreements between the Company and certain executives and employees, and no other equity shares are issuable upon conversion, exchange or exercise of outstanding securities, options or other agreements.

(J)       Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 2 of this Agreement (i) no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor hereunder, and (ii) the issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Nasdaq Stock Market.

4.       Governance.

(A)       On the Closing Date, the size of the Board shall be increased from six (6) members to seven (7) members and the vacancy created by the increase in the size of the Board shall be filled by the Nominee. The parties agree that the Nominee is entitled to bring an interpreter for all board meetings that he is attending, provided that the interpreter executes a confidentiality agreement required by the Board and does not interfere with the conduct of the meeting and provided that the interpreter’s presence at the meeting does not impair the attorney client privilege with respect to communications made by the Company’s attorney to the Board. As long as the Investor and its affiliates hold 10% or more of the issued and outstanding shares of Common Stock of the Company, the Investor shall have the right from time to time to designate a nominee (who shall be Mr. Xiaoqiang Zhao) for election to the Board.

(B)       As long as the Investor and its affiliates hold 10% or more of the issued and outstanding shares of Common Stock of the Company, the Company shall cause the Board to (x) name the Nominee as a nominee for election as a director of the Company at each annual meeting of its shareholders (an “Annual Meeting”) in its definitive proxy statements to be filed with the Securities and Exchange Commission (the “SEC”) in connection therewith and (y) recommend that the stockholders of the Company vote to elect the Nominee as a director of the Company at each Annual Meeting; and the Company shall use its reasonable best efforts (which shall include the solicitation of proxies) to obtain the election of the Nominee at each Annual Meeting (it being understood that such efforts shall be not less than the efforts used by the Company to obtain the election of any non-employee director nominee nominated by it to serve as a director on the Board at such Annual Meetings), provided that the Nominee in the judgment of the other members of the Board continues to meet the general standards applicable to all directors.

(C)       The Board may nominate up to eight (8) individuals (including the Nominee) for election at each Annual Meeting and such additional individuals necessary so that a majority of the members of the Board qualify as independent as such term is defined in the rules of the Principal Market. As long as the Investor and its affiliates hold 10% or more of the issued and outstanding shares of Common Stock of the Company, without the approval of the Investor, the Company shall not increase the size of the Board in excess of eight (8) members, and such additional individuals necessary so that a majority of the members of the Board qualify as independent, and shall not decrease the size of the Board if such decrease would require the resignation of the Nominee.

(D)       The Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s certificate of incorporation, bylaws and any other governance documents are not at any time inconsistent with the provisions of this Section 4.

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(E)       From the date of this Agreement and so long as the Investor is entitled to nominate a director pursuant to this Agreement and the Nominee is actually elected as a director of the Company (such period, the “Cooperation Period”) unless the Nominee is not elected as a result of his resignation or death in which case the Cooperation Period shall continue for the period that the Investor and its affiliates hold 10% or more of the issued and outstanding shares of Common Stock of the Company, the Investor shall cause all Voting Securities (as defined below) that it and its affiliates are entitled to vote at each Annual Meeting (whether held of record or beneficially) to be present for quorum purposes and to be voted in favor of the election of each of the Board's incumbent nominees and the additional nominee(s) referred to in paragraph 4(C) hereof, if any is proposed by the Company, for election as a director.

(F)       During the Cooperation Period, without the approval of the Board, the Investor shall not and shall cause its affiliates, associates and Representatives (as such terms are defined below) not to:

i.       effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure (collectively, a "Person") to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote any Voting Securities of the Company or consent to any action from any holder of any Voting Securities of the Company or conduct or suggest any binding or nonbinding referendum or resolution or seek to advise, encourage or influence any Person with respect to the voting of or the granting of any consent with respect to any Voting Securities of the Company; provided, however, that the foregoing shall not in any way limit the ability of the Investor, or any of its affiliates, to vote or tender any Voting Securities pursuant to any solicitation by a third party, subject to the provisions of Section 4(F) hereof or any solicitation in respect of voting for election of directors pursuant to this Section 4;

ii.       propose (except for the Nominee) or nominate, or cause or encourage any Person to propose or nominate, any candidates to stand for election to the Board, or seek the removal of any member (except for the Nominee) of the Board;

iii.       form, join or otherwise participate in any "partnership, limited partnership, syndicate or other group" (other than any group among some or all of the affiliates of Investor) within the meaning of Section 13(d)(3) of the Exchange Act (as such term is defined below) with respect to the Common Stock, or deposit any shares of Common Stock in a voting trust or similar arrangement, or subject any shares of Common Stock to any voting agreement or pooling arrangement, or grant any proxy with respect to any shares of Common Stock (other than to a designated representative of the Company pursuant to a proxy statement of the Company) or otherwise act in concert with any Person with respect to the Common Stock (other than affiliates of Investor);

iv.       otherwise publicly act, alone or in concert with others, to control or seek to control, to seek representation on, or to influence or seek to influence, whether through litigation or otherwise, the management, the Board or the policies of the Company; provided, however, that nothing herein shall prohibit (i) the Investor from complying with legal or regulatory

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requirements, including, without limitation, the filing of any report or schedule required to be filed with the SEC, or (ii) the Nominee to exercise its rights or discharge its obligations as a director of the Company; provided, further, that the Investor, acting alone, may privately communicate its views to members of the Company's management team or to members of the Board; or

v.       otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

vi.       Notwithstanding anything in this Agreement to the contrary, nothing in this Section 4(F) shall be deemed to in any way restrict or otherwise limit the Nominee from (i) performing his fiduciary duties as a director of the Company, once elected, or (ii) exercising his rights as a director of the Company, once elected.

(G)       D&O Insurance. The Company shall procure that the Nominee shall be entitled to indemnification arrangements and director and officer insurance coverage equivalent to such arrangements and insurance coverage applicable to all non-employee directors of the Company or to which all non-employee directors of the Company are entitled to receive.

(H)       Definitions. For purposes of this Agreement:

i.       the terms “affiliate” and “associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

ii.       the terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a Person shall also be deemed to be the beneficial owner of all shares of Common Stock which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of Common Stock which such Person or any of such Person’s affiliates or associates has or shares the right to vote or dispose;

iii.       the term “Representatives” shall mean, with respect to any Person, such Person's officers, directors, members, general partners, employees, counsel and financial advisors; and

iv.       the term "Voting Securities" shall mean the shares of the Company's Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, the Common Stock or such other securities, whether or not subject to the passage of time or other contingencies.

5.       Miscellaneous.

(A)       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or

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equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(B)       Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

(C)       Disclosure of Transaction. The Company shall issue a press release and file a current report on Form 8-K with the SEC, describing the transactions contemplated by this Agreement, and provide a copy of the proposed press release and Form 8-K to the Investor in advance of issuance or filing, as the case may be, on or before 9:00 a.m., New York City time, on the second business day following entry into this agreement. The parties hereto acknowledge, confirm and agree that each party (or its parent company) shall be entitled, without the prior approval of the other party, to make any press release or other public disclosure with respect to the transactions contemplated hereby as is required by applicable law, regulations and stock exchange rules.

(D)       Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after deposit with an internationally recognized courier with written verification of receipt. All communications shall be sent to the Company and to the Investor at the addresses for the Company and the Investor on the counterpart signature page(s) hereto (or at such other addresses as shall be specified by notice given in accordance with this Section.

(E)       Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

(F)       Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party.

(G)       Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, United States of America, regardless of the law that might be applied under principles of conflicts of law.

(H)       Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(I)       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any counterpart hereof may be executed and delivered by facsimile copies or executed and delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

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(J)       Section Headings. The section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

JAKKS Pacific, Inc.

By:	/s/ Stephen Berman

Name:	Stephen Berman

Address:	2951 28th Street
Santa Monica, CA 90405

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Hongkong Meisheng Culture Company Ltd.

By:	/s/ Xiaoqiang Zhao

Name:	Xiaoqiang Zhao

Address:	Room 1204, Mongkok Commercial Centre, 16 Argyle Street
Mongkok, Kowloon, Hong Kong.

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EXHIBIT

FORM OF REGISTRATION RIGHTS AGREEMENT

(Attached)

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of March ___, 2017 between JAKKS PACIFIC, INC., a Delaware corporation (the "Company"), and HONGKONG MEISHENG CULTURE COMPANY LTD., a company incorporated in Hong Kong (the "Investor").

The parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.       Definitions. As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" has the meaning ascribed to that term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

"Common Stock" means common stock of the Company.

"Effective Date" means the date of this Agreement set forth above.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

“Holder” means any Person that holds Registrable Securities.

"Initiating Holder" means the Holder(s) that holds at least 750,000 (as adjusted for split, reverse splits or similar transactions) shares of Common Stock that are Registrable Securities.

"Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

"Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments, and supplements to such prospectus, including post-effective amendments and all information incorporated by reference in such prospectus.

"Registrable Securities" means any shares of Common Stock held by the Investor or any of its Affiliates, permitted transferee or assigns; provided, however, that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities upon the sale thereof pursuant to an effective Registration Statement or pursuant to Rule 144 (or successor rule) under the Securities Act; and provided, further, that the Company shall have no obligation hereunder to register any Registrable Securities of a Holder if the Company shall deliver to that Holder an opinion of counsel satisfactory to such Holder and its counsel (whose approval shall not be unreasonably withheld) to the effect that the sale or disposition of all of the Registrable Securities does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities in connection with any such sale.

"Registration Expenses" means all registration and filing fees, fees with respect to filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), the New York Stock Exchange (the "NYSE"), the Nasdaq Stock Market or any other exchange or market in which Registrable Securities are to be quoted or listed for trading, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, telephone and distribution expenses associated with the preparation and distribution of any Registration Statement, any Prospectus, and amendments or supplements thereto, and any other documents relating to the performance of and compliance with this Agreement, all fees and expenses associated with the listing of any Registrable Securities on any securities exchange or exchanges, and fees and disbursements of counsel for the Company and its independent certified public accountants and the fees and expenses of other persons retained by the Company, but specifically excluding any Selling Expenses.

"Registration Statement" means any registration statement of the Company filed under the Securities Act including the Prospectus forming a part thereof, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to and all information incorporated by reference in such Registration Statement.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

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"Selling Expenses" means, with respect to any Holder, underwriting discounts, selling commissions and stock transfer or documentary stamp taxes, if any, applicable to any Registrable Securities registered and sold by such Holder, and all fees and disbursements of any counsel for such holder or any underwriter or sales agent retained by a Holder.

"Selling Holders" means the Holders participating in any offering effected pursuant to a Registration Statement filed by the Company.

2.       Securities Subject to this Agreement. The only securities entitled to the benefits of this Agreement are the Registrable Securities.

3.       Registration of Registrable Securities.

3.1       Post-Closing Registration

(a)       The Company shall file with the SEC a Registration Statement in accordance with the provisions of the Securities Act for the offering and sale of the Registrable Securities within forty-five (45) days of the date hereof (the “Filing Deadline”). A registration pursuant to this Subsection 3.1(a) shall be on such appropriate registration form of the SEC as shall (i) be selected by the Company, and (ii) shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified by the Initiating Holder. No Holder shall be named as an “underwriter” in such Registration Statement without such Holder’s prior written consent unless required by law.

(b)       The Company shall use its reasonable best efforts in having such Registration Statement become effective as soon as practicable after its filing and in any event no later than forty-five (45) days after the filing of such Registration Statement and then cause it to remain effective and in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such Registration Statement or such earlier date that such Registrable Securities can be disposed of without restriction under Rule 144 (the “Effectiveness Period”). The Company further agrees to supplement or make amendments to the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder.

3.2       Demand Registration

(a)       Form S-1 Demand. If, at any time after the Filing Deadline and prior to the expiration of the Effectiveness Period, (x) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, (y) the Company is not eligible to use a Form S-3 registration statement, and (z) the Company receives a request from the Initiating Holder that the Company file a Form S-1 registration statement with respect to the Registrable Securities then outstanding, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 3.2(c) and 3.4(a).

(b)       Form S-3 Demand. If, at any time after the Filing Deadline and prior to the expiration of the Effectiveness Period, (x) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, (y) the Company is eligible to use a Form S-3 registration statement, and (z) the Company receives a request from the Initiating Holder that the Company file a Form S-3 registration statement with

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respect to the outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within fifteen (15) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 3.2(c) and 3.4(a).

(c)       Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 3.2 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company or other material transaction then pending or in progress; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred and eighty (180) days after the request of the Initiating Holders is given; provided, however, that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred and eighty (180) day period other than pursuant to (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities or exercise of the warrant currently outstanding that are also being registered (collectively, the “Excluded Registrations”).

(d)       The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 3.2(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 3.2(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 3.2(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 3.2(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Subsection 3.2(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 3.2(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 3.2(a), in which case such withdrawn registration statement shall be counted as

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“effected” for purposes of this Subsection 3.2(d).

3.3       Piggyback Registration.

If, at any time after the Filing Deadline and prior to the expiration of the Effectiveness Period, the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 3.4(b), cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 3.3 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 5.

3.4       Underwriting Requirements

(a)       In any registration make pursuant to Subsection 3.2, if any of the Registrable Securities are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the Registrable Securities included in such offering; provided that their selection of such investment bankers and managers is subject to consent of the Company, not to be unreasonably withheld. Notwithstanding any other provision of this Agreement, in any registration make pursuant to Subsection 3.2, if the managing underwriter(s) advise(s) the Initiating Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holder shall so advise all Holders that otherwise would be underwritten pursuant hereto, and the number of Registrable Shares that may be included in the underwriting shall be allocated among such Holders, including the Initiating Holder, in proportion (as nearly as practicable) to the number of Registrable Shares owned by each Holder or in such other proportion as shall mutually be agreed to by all such Selling Holders; provided, however, that the number of Registrable Shares held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. In connection with such an underwritten offering, the Company shall enter into and perform its obligations under an underwriting agreement, in customary form, with the underwriter(s) of such offering and the Company shall comply with all customary requests by such underwriter(s), including, but not limited to, the delivery of a legal opinion, negative assurance letter and comfort letter, providing due diligence materials as reasonably requested by the underwriter(s).

(b)       In connection with any offering involving an underwriting of the Company’s securities, the Company shall not be required to register the Registrable Securities of a Holder under Subsection 3.3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise the Holders in writing that market factors (including the aggregate number of Registrable Securities requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude any or all of the Registrable Securities requested to be registered but only after first excluding all other securities (except for securities sold for the account of the Company) from the registration and underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to Investor to the nearest one hundred (100) shares.

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4.       Registration Procedures.

In connection with the Company's obligations under Section 3, the Company shall use all reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall as expeditiously as practicable:

(a)       prepare and file with the SEC, as soon as practicable and within the applicable timeline specified in Section 3, a Registration Statement on an appropriate registration form, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and in either case use all reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Subsection 3.1(b); provided, however, that before filing a Registration Statement or Prospectus or any amendment or supplement thereto, including information incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to one firm of counsel for the holders of the Registrable Securities covered by such Registration Statement copies of all such documents in substantially the form proposed to be filed (including, upon request, any and all exhibits thereto), which documents shall be subject to the reasonable and prompt review of such holders and underwriters;

(b)       prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which shall terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and to be filed pursuant to Rule 424 under the Securities Act; and otherwise take all such actions as may be necessary to cause the Registration Statement to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus;

(c)       notify the Selling Holders promptly, and (if requested by any such person) confirm such advice in writing promptly, (i) when the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same becomes effective, (ii) of any comments of the SEC or any state securities authority with regard to the Registration Statement and of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event or the discovery of any facts that makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(d)       make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

(e)       unless available for review on the SEC’s or the Company’s internet website, furnish to each Selling Holder, without charge, at least one copy of the Registration Statement, any amendment (including any post-effective amendment) thereto, including

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financial statements and schedules, all Documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(f)       unless available for review on the SEC’s or the Company’s internet website, deliver to each Selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request;

(g)       prior to any public offering of Registrable Securities, use the Company's reasonable efforts to (i) register or qualify or cooperate with the Selling Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the state securities or blue sky laws of one (1) jurisdiction in the United States as the Selling Holder reasonably requests in writing and (ii) do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(h)       cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold without any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Selling Holders may request within two (2) business days of the later of the effective date of the Registration Statement and the date a Selling Holder delivers its certificates with the restrictive legend;

(i) upon the occurrence of any event contemplated by clause (v) of paragraph (c) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(j)       use all reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, if any, on which the Common Stock is then listed or on the Nasdaq Global Select Market, if the Common Stock is then traded thereon;

(k)       make available for inspection by a representative of the Selling Holders, one firm of attorneys and one firm of accountants retained by the Selling Holder or Holders, all financial and other records and all pertinent corporate documents and properties of the Company as shall be reasonably requested by them, and cause the Company's officers, directors and employees to be reasonably available for discussions with and to supply all information reasonably requested by any such representative, attorney or accountant in connection with such Registration Statement; provided, that any records, information or documents shall be kept confidential by such persons unless disclosure of such records, information or documents is required by applicable laws, rules and regulations, stock exchange rules, or court or administrative order or becomes publicly available and if the Company so elects, need not be disclosed by the Company unless each such person signs a confidentiality agreement reasonably satisfactory to the Company;

(l)       use all reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as provided in Rule 158 or otherwise, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(m)       promptly after the filing of any document which is to be incorporated by reference into the Registration Statement or Prospectus (after initial filing of the Registration Statement), unless such document is available to be reviewed on the SEC’s or the Company’s internet website, provide copies of such document to counsel to the Selling Holders and to the

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managing underwriter or underwriters, if any; and

(n)       otherwise reasonably cooperate with the Selling Holders to carry out the intent of this Agreement.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Initiating or Selling Holder that such Initiating or Selling Holder cooperates with the Company in preparing such registration.

Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(v) hereof, such holder shall forthwith discontinue disposition of such Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has, unless such document is available to be reviewed on the SEC’s or the Company’s internet website, received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.       Expenses of Registration. All Registration Expenses incurred in connection with any registration commenced in accordance with Section 3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3 if the registration is subsequently withdrawn at the request of the Initiating Holder or Holders (in which case all Selling Holders shall bear such expense), unless Holders whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn registration shall constitute the registration required by Section 3 hereof. All Selling Expenses relating to Registrable Securities registered on behalf of any person shall be borne by such person.

6.       Indemnification. If any Registrable Securities are included in a Registration Statement under this Agreement:

(a)       Indemnification by Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Selling Holder, its officers, directors and employees and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of any untrue or alleged untrue statement of a material fact contained in any Registration Statement (or amendment (including any post-effective amendment) or supplement thereto), Prospectus or preliminary Prospectus or any amendment or supplement thereto, including all documents incorporated therein by reference, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Holder and each person controlling such Holder for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, except insofar as such statements are made in reliance upon and in conformity with information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus after the Company has furnished such holder with a sufficient number of copies of the same. The indemnification required by this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)       Indemnification by Holder of Registrable Securities. In connection with a Registration Statement, each holder of Registrable Securities covered thereby shall furnish to the Company in writing such information as the Company reasonably requests for use in connection

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with any Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus (or any amendment or supplement thereto) and shall indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers and employees and each person who controls the Company (within the meaning of the Securities Act) untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus or preliminary Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained or omission was made in reliance upon and in conformity with written information concerning such Holder furnished to the Company in writing expressly for inclusion therein.

(c)       Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim (including but not limited to the commencement of any action, suit, proceeding investigation or threat thereof made in writing) with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume jointly with any other indemnifying party similarly noticed the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party and, in the reasonable judgment of the indemnified party, based upon written advice of its counsel a conflict of interest may exist between such person and the indemnifying party with respect to such claims as a result of the existence of legal defenses for such person that are materially different from or in addition to those available to the indemnifying party (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement or consent to judgment made without its consent (but if such consent is requested, such consent shall not be unreasonably withheld). No indemnified party shall be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional tern thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, after consultation with counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties or there may exist legal defenses for such indemnified party that are materially different from or in addition to those available to the other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(d)       Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative fault of the indemnified party

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and the indemnifying party, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party as well as their relative fault and any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnified party or the indemnifying party and each party's relative intent knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.       Current Public Information. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that if it ceases to be so required to file such reports, it will upon the request of any holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

8.       Holdback. If so requested by the underwriters' representative or agent in connection with an offering of any securities covered by a registration statement filed by the Company, each Selling Holder that has its securities included in a Registration Statement prepared pursuant to this Agreement, to the extent such Holder's securities are actually included therein, shall not effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the 90-day period beginning on, the date such offering of securities is priced, provided that such Holder is timely notified of such effective date in writing by the Company or such underwriters' representative or agent. In order to enforce the foregoing covenant the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each such holder until the end of such period.

9.       Miscellaneous.

(a)       Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least 80% of the Registrable Securities.

(b)        Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after deposit with an internationally recognized courier with written verification of receipt. All communications shall be sent to the Company and to the Investor at the addresses for the Company and the Investor on the counterpart signature page(s) hereto (or at such other addresses

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as shall be specified by notice given in accordance with this Section):

(i)       if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 9(b); and

(ii)       if to the Company, initially at JAKKS Pacific, Inc., 2951 28th St., Santa Monica, CA 90405, Attention: Stephen G. Berman, Chief Executive Officer, and thereafter at such other address, notice of which is given in accordance with the Provisions of this Section 9(b).

(c)       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Neither this Agreement, nor any of the parties' respective rights, or obligations hereunder may be assigned by the Company or by the Investor.

(d)       Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed in the State of Delaware without regard to principles of conflicts of laws.

(f)       Severability. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

(g)       Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company hereby. Upon the Effective Date, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, and cannot be changed or terminated orally.

(h)       Construction. As used in this Agreement, unless the context otherwise requires (i) references to "Sections" are to sections of this Agreement, (ii) "hereof', "herein", "hereunder" and comparable terms refer to this Agreement in its entirety and not to any particular part of this Agreement, (iii) the singular includes the plural and the masculine, feminine and neutral gender each includes the other, (iv) "including" or "includes" shall be deemed to be followed by the phrase "without limitation", and (v) headings of the various Sections and subsections are for convenience of reference only and shall not be given any effect for purposes of interpreting this Agreement.

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Witness the due execution hereof, as of the Effective Date first above written, on behalf of the undersigned thereunto duty authorized.

JAKKS PACIFIC, INC.

By:

Title:

Address for notices:
2951 28th Street
Santa Monica, CA 90405

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Witness the due execution hereof, as of the Effective Date first above written, on behalf of the undersigned thereunto duty authorized.

HONGKONG MEISHENG CULTURE COMPANY LTD.

By:

Title:

Address for notices::

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